UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

Inbound Line Messaging

Inbound – Closed Recording

Thank you for calling the John Hancock ESG International Equity Fund proxy voting line. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 10:00 a.m. to 11:00 p.m. Eastern time. Thank you and have a nice day.

Inbound – Call in Queue Message

Thank you for calling the John Hancock ESG International Equity Fund proxy voting line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

End of Campaign Message

Thank you for calling the John Hancock ESG International Equity Fund proxy voting line. The adjourned Special Meeting of Shareholders scheduled for May 6, 2025, has concluded. As a result, this toll-free number is no longer in service for proxy related shareholder calls. If you have questions about your investment in the John Hancock ESG International Equity Fund, please contact your Financial Advisor or call the Fund directly at either 800-225-5291 or 888-972-8696. Thank you.

Outbound Call Script

Hello, my name is (CSR FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Repeat the greeting if necessary)

I am calling on a recorded line regarding your investment in John Hancock ESG International Equity Fund. Materials were sent to you for the upcoming adjourned Special Meeting of Shareholders scheduled for May 6, 2025. We have not yet received your vote. The Board of Trustees recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation?

(Pause for response)

If YES:

If we identify any additional accounts before the meeting, would you like to vote them the same way as today?

(Proceed to confirming the vote)

If NO or the shareholder hasn’t received the info:

The Reorganization is intended to consolidate your Fund with a similar fund advised by John Hancock Investment Management LLC and subadvised by Pictet Asset Management SA. The Reorganization is expected to allow your Fund to pursue a similar investment objective in a fund with substantially similar principal investment strategies, potential for better future performance, with comparable risk, and lower total expenses,

The Board recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation?

(Pause for response and address any questions)

If the shareholder still chooses not to vote:

I understand. Thank you and have a good day.

If the shareholder is unavailable:

We can be reached toll-free at 888-318-2164, Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you and have a good day.

Confirming the vote:

I am recording your vote (recap voting instructions).

For confirmation, please state your full name. (Pause)

According to our records, you reside in (city, state, zip). (Pause)

To confirm your address for the letter, please state your street address. (Pause)

Page 1 | 2

Thank you. You will receive written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).

Page 2 | 2

Outbound Voicemail Script

Hello.

I am calling on behalf of your current investment in the John Hancock ESG International Equity Fund.

An adjourned Special Meeting of Shareholders is scheduled to take place on May 6, 2025. All Shareholders are being asked to consider and vote on an important matter affecting the fund. As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free at 888-318-2164 Monday through Friday between the hours of 10:00AM and 11:00PM Eastern time to cast your vote.

Thank you and have a good day